EXHIBIT 99.5

                                                                                          STOCK ORDER FORM

FOR INTERNAL USE ONLY
Batch #

Order #

Category #

PLEASE PRINT CLEARLY AND COMPLETE ALL SHADED AREAS. SEE REVERSE SIDE FOR IMPORTANT INSTRUCTIONS.

DEADLINE AND DELIVERY
Expiration Date for the Offering: 10:00 a.m., New York time, on , 2004. This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline. Stock Order Forms may be delivered in one of two ways: (1) by using the return envelope provided, or (2) by overnight delivery to the Stock Information Center address on the reverse of this form. Stock Order Forms may NOT be hand-delivered. Photocopies and facsimiles of Stock Order Forms will not be accepted.

1. NUMBER OF SHARES REQUESTED
Number of Shares		Price per Share		Amount Due

	×	$10.00	=	$ .00

(25 Share Minimum)				See reverse side for purchase limitations.

2. METHOD OF PAYMENT Cash and wires will not be accepted.

CHECK HERE IF PAYING BY CHECK(S) OR MONEY ORDER(S). Enclosed is/are check(s) or money order(s) payable to New Haven Savings Bank totaling:	$ .00

Checks will be cashed upon receipt.
— — — — — — — — — — — — — — — — — — — — — — —

CHECK HERE AND COMPLETE BELOW IF PAYING BY DIRECT ACCOUNT

WITHDRAWAL(S) The undersigned authorizes withdrawal from the New Haven Savings Bank passbook or certificate of deposit account(s) listed below. IRAs and accounts with check-writing privileges may NOT be listed below for direct withdrawal. There will be no early withdrawal penalty applicable for funds listed below.

For Internal Use Only	New Haven Savings Bank Account Number	Amount

		$.00

		$.00

		$.00

Funds authorized for account withdrawal must be available within the designated account(s) at the time this form is submitted.	Total Withdrawal(s):	$.00

3. PURCHASER INFORMATION Please read reverse side of this form carefully. Only one box in this section should be checked.

SUBSCRIPTION OFFERING  Check the box reflecting the highest purchase priority that applies to the registrant(s) listed in Section 6. To check boxes (a) or (b), an aggregate minimum of $50 must have been on deposit at that date.

(a)	You had deposit account(s) at New Haven Savings Bank on June 30, 2002.

(b)	You had deposit account(s) at New Haven Savings Bank on December 31, 2003 and were not a New Haven Savings Bank officer or director or an associate of an officer or director.

(c)	You are a New Haven Savings Bank officer, director or employee who does not qualify in one of the preceding purchase priorities.

(d)	You are a New Haven Savings Bank corporator who does not qualify in one of the preceding purchase priorities.

COMMUNITY OFFERING

(e)	Boxes (a) through (d) above do not apply—you are placing an order in the Community Offering.

If you checked boxes (a) or (b), please provide the following information as of the eligibility date under which you qualify in the Subscription Offering:

Name(s) on Account(s) or Account Title	Deposit Account No(s).

Please attach a separate page if additional space is required.

4. MANAGEMENT & EMPLOYEES Check the box, if applicable.

Check if you are a New Haven Savings Bank director, officer or employee or a member of their immediate family, as defined on the reverse side of this form.

5. NATIONAL ASSOCIATION OF SECURITIES DEALERS (“NASD”) AFFILIATION Check the box only if applicable.

Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for a period of three months following issuance and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.

6.  STOCK REGISTRATION. Please PRINT clearly and provide all information requested. Read reverse side instructions carefully for important registration information. The address you provide below will be used for all future mailings related to this order. Use full first and last name(s), not initials. If exercising subscription rights in the Subscription Offering, you should register the shares only in the name(s) of persons with the same purchase priority as you. Adding the names of those who qualify in a lower purchase priority could result in a loss of all or part of your share allocation.

(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No. (first number listed will be used for reporting)

(First Name, Middle Initial, Last Name)	Social Security No./Tax ID No.

(Street Address)	(Daytime Phone Number)

(City, State, Zip)	(County)	(Evening Phone Number)

7. FORM OF STOCK OWNERSHIP. Check the one applicable box. See reverse side for ownership definitions.

Individual.	Joint Tenants	Tenants in Common.	Uniform Transfer to Minors.	FOR BROKER USE ONLY:

–

Corporation.	Partnership.	Other.		☐ IRA Social Security Number of Beneficial Owner:

(if IRAs are reported by brokerage firm under a Tax ID #)

8. ACKNOWLEDGEMENT AND SIGNATURE

I agree that after receipt by NewAlliance Bancshares, this Stock Order Form may not be modified or withdrawn without New Alliance Bancshares’ consent, and that if withdrawal from a deposit account is authorized above, the amount will not otherwise be available for withdrawal by me. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares or the right to subscribe for the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not a deposit account and are not federally insured and are not guaranteed by NewAlliance Bancshares, New Haven Savings Bank, the FDIC or any other federal or state governmental agency. I further certify that, before purchasing the common stock of NewAlliance Bancshares, I received the Prospectus dated                 , 2004. The Prospectus that I received contains disclosures concerning the nature of the common stock being offered and, beginning on page     , describes risks involved in the investment.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. They may be exercised only by delivery of this Stock Order Form, properly completed and executed, together with full payment and/or deposit account withdrawal authorization, for the number of shares of common stock subscribed for. Subscription rights will be void upon the expiration date of the stock offering. Regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. NewAlliance Bancshares will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights. Management will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION (2) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature Date	Signature Date

QUESTIONS? See reverse side of this Form, or call the Stock Information Help Line toll-free at 1-866-926-6222, Monday through Friday from 9:00 a.m. to 4:00 p.m. New York time.

STOCK ORDER FORM INSTRUCTIONS

This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by 10:00 a.m., New York time, on             , 2004.

(1)  SHARES REQUESTED — The aggregate purchase price of all shares of common stock sold in the offering is expected to be within the range of between $658.8 million and $891.3 million, subject to increase to $1.03 billion. All shares will be sold at a purchase price of $10.00 per share. Indicate the number of shares that you wish to purchase and the total amount due. The minimum purchase is 25 shares ($250). In the Subscription Offering and in the Community Offering, the maximum purchase is 70,000 shares ($700,000). In the Subscription Offering, this limit applies to any person or group of persons subscribing as a result of eligibility through a single deposit account held jointly (see Section 3, boxes (a) and (b)). Further, no person, together with associates and persons acting in concert, may purchase an aggregate of more than 210,000 shares ($2.1 million) in all categories of the stock offering combined. See the Prospectus section titled “The Conversion and the Offering — Limitations on Common Stock Purchases”, for a detailed description of purchase limitations and a definition of “associates” and of “acting in concert”. By signing this Stock Order Form, you confirm that your order does not conflict with the purchase limitations.

(2)  METHOD OF PAYMENT — CHECKS OR MONEY ORDERS:  Personal checks, bank checks or money orders should be payable to New Haven Savings Bank. These will be cashed upon receipt. Third party and New Haven Savings Bank line of credit checks may not be remitted as payment. ACCOUNT WITHDRAWALS: List the New Haven Savings Bank account(s) and the amount to be withdrawn. Funds authorized must be available within the account(s) at the time this Stock Order Form is submitted. A hold will be placed on the amount(s) designated, and the funds will be unavailable to you for withdrawal for other purposes. Please do not designate withdrawal from accounts with check-writing privileges. Provide a check, instead, because we do not intend to place holds on these types of accounts. If you request that we do so, we reserve the right to interpret that as your authorization to immediately withdraw the funds as if you had submitted a check. Early withdrawal penalties will be waived for direct withdrawals for the purchase of shares. Note: IRA accounts may not be designated for direct withdrawal on this form. Please call the Stock Information Help Line early in the offering period (preferably at least two weeks prior to the offering deadline) if you are considering the use of IRA funds at New Haven Savings Bank, or any other institution, as payment for this purchase. Your ability to use retirement funds toward this purchase may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are currently held.

(3)  PURCHASER INFORMATION — Check the one box that applies to the registrant(s) listed in Section 6. Boxes (a) through (d) refer to orders placed in the Subscription Offering. Check the one box that reflects the highest purchase priority that applies to the registrant(s) listed in Section 6. If you checked box (a) or box (b) then, in the spaces at right, identify the deposit account numbers and titles (name(s)) as they were reflected on the account(s) on the eligibility date that you checked. Include all deposit accounts in which the purchaser(s) had ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s accounts. If purchasing shares for a corporation, list only the corporation’s accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incomplete or incorrect information, could result in a loss of all or part of your share allocation in the event of an oversubscription. Box (e) applies to purchases in the Community Offering, if held. This box applies only if you do not qualify in the Subscription Offering (boxes (a) through (d)).

See “The Conversion and The Offering” section of the Prospectus for further details about the Subscription Offering and the Community Offering, and the method of allocating shares in the event of an oversubscription.

(4)  MANAGEMENT & EMPLOYEES — Check the box, If applicable. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

(5)  NASD AFFILIATION — If applicable, check the box.

(6)  STOCK REGISTRATION — Clearly print the name(s) and address in which you want the stock certificate registered and mailed. IMPORTANT: If you check one of boxes (a) through (d) in Section 3, you must register the stock only in the name(s) of others with the same purchase priority. Adding the name(s) of those who qualify in a lower purchase priority than you, will be a violation of your subscription rights and may result in a loss of part or all of your share allocation. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax purposes. ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF CERTIFICATES OF VARIED SHARE AMOUNTS ARE DESIRED, YOU MUST COMPLETE SEPARATE STOCK ORDER FORMS (EACH FOR A MINIMUM OF 25 SHARES OR $250).

(7)  FORM OF STOCK OWNERSHIP — For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, do not use two initials. Use full first name, middle initial and last name. Check the one box that applies.

BUYING STOCK INDIVIDUALLY:  Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as “Mrs.”, “Dr.”, “special account”, etc. You may not indicate a beneficiary. Upon the individual’s death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must qualify under one of the purchase priorities described in boxes (a) - (d).

BUYING STOCK JOINTLY:  If registering stock in more than one person’s name for an order placed in the Subscription Offering (boxes (a)-(d)), only persons with the same purchase priority may be listed. Two choices exist for stock registered in more than one name:

JOINT TENANTS — Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

TENANTS IN COMMON — Upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR:  A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits on one of the listed eligibility dates, June 30, 2002 or December 31, 2003.

Completing Section 6 for a Minor:  On the first line, print the first name, middle initial and last name of the custodian; followed by “CUST”. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor’s name, indicate his or her Social Security Number; do not list the custodian’s Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the Connecticut Uniform Transfers to Minors Act (“UTMA”) will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-CT.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP:  On the first name line, write the name of the corporation or partnership and list that entity’s Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits on one of the eligibility dates listed, June 30, 2002 or December 31, 2003.

BUYING STOCK THROUGH AN IRA:  Please contact the Stock Information Help Line as soon as possible for assistance with IRA-related questions. Your ability to use such funds for the purchase may depend on timing constraints and, possibly, on limitations imposed by the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must qualify under one of the purchase priorities described in boxes (a) - (d).

FOR BROKER/TRUSTEE USE ONLY — Placing an Order for Self-directed Retirement Accounts: Registration should reflect the firm’s registration requirements. For example, on the first line, indicate the name of the firm followed by “TRUSTEE” or “CUSTODIAN” followed by the name of the beneficial owner on the second line (for example: FBO JOHN SMITH IRA). You may indicate an account number or other identifying information. Indicate the firm’s address and department where mailings should be directed, including the stock certificate. Indicate the Tax ID Number under which your firm’s IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY:  An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-99 for Susan A. Doe. Information provided with respect to stock to be held in a fiduciary capacity must include: The name(s) of the fiduciary, the fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. The date of the document governing the relationship, except that the date of a trust created by a will need not be included. The name of the maker, donor or testator and the name of the beneficiary.

(8)  ACKNOWLEDGMENT AND SIGNATURE — Please review this form before signing and read the Prospectus carefully before making an investment decision. Stock Order Forms submitted without a signature will not be accepted.

A postage-paid return envelope is enclosed. If sending via overnight delivery, address to:

New Haven Savings Bank, Attn: Stock Offering, 195 Church Street, New Haven, CT 06502

QUESTIONS?  Call the Stock Information Help Line toll-free at 1-866-926-6222, Monday through Friday from 9:00 a.m. to 4:00 p.m. New York time.